SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934

Date of Report (Date of earliest event reported)  June 28, 1995


                    Schering-Plough Corporation
      (Exact name of registrant as specified in its charter)



          New Jersey             1-6571          22-1918501
(State or other jurisdiction   (Commission     (IRS Employer
       of incorporation)       File Number)  Identification No.)



           One Giralda Farms, Madison, N.J.          07940
     (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code 201-822-7000

Item 5.  Other events


On June 28, 1995, the Company completed the sale of its worldwide contact lens business.  The Company will account for the
divestiture of the contact lens business as discontinued
operations.   In connection therewith, the Company recorded a
loss on disposal of approximately $156 million after tax.

Further information regarding the transaction is contained in a June 29, 1995 press release issued by the Company. The press release is filed as an exhibit to this report and is hereby incorporated herein by reference.

Income statements for the first quarter of 1995, the four quarters of 1994 and the years ended December 31, 1994 and 1993, restated to report the contact lens business as discontinued operations, are on the following pages.











































SCHERING-PLOUGH CORPORATI  ON AND SUBSIDIARIES
1995 FIRST QUARTER STATEMENT OF CONSOLIDATED INCOME
(RESTATED AND UNAUDITED)
(Dollars in millions, except per share figures)






Sales.......................................   $1,224.2
Costs and expenses:
 Cost of sales..............................      235.8
 Selling, general and administrative........      455.8
 Research and development...................      147.2
 Other expense, net................. . . . .        8.0
                                                  846.8
Income before income taxes...................     377.4
Income taxes.................................      92.5
Income from continuing  operations...........     284.9
Loss from discontinued operations............      (6.3)
Net income...................................  $  278.6


Earnings per common share:*
 Continuing operations.......................     $1.53
 Discontinued operations.....................      (.03)
Total........................................     $1.50

* Presented on a pre-stock split basis.

Earnings per common share:**
 Continuing operations.......................     $ .77
 Discontinued operations.....................      (.02)
Total........................................     $ .75

** Restated for 2-for-1 stock split declared April 4, 1995, distributed June 9, 1995.





               SCHERING-PLOUGH CORPORATION AND SUBSIDIARIES
             1994 QUARTERLY STATEMENTS OF CONSOLIDATED INCOME
                        (RESTATED AND UNAUDITED)
              (Dollars in millions, except per share figures)

                           First    Second    Third     Fourth     Year


Sales....................$1,132.9  $1,149.0  $1,095.2  $1,159.5  $4,536.6
Costs and expenses:
 Cost of sales...........   233.2     227.4     206.3     239.9     906.8
 Selling, general and
  administrative.........   426.1     447.1     429.0     453.3   1,755.5
 Research and
  development............   139.6     149.5     158.0     163.0     610.1
 Other (income) expense,
  net....................    (3.7)     15.7       2.3      23.2      37.5
                            795.2     839.7     795.6     879.4   3,309.9
Income before income
 taxes...................   337.7     309.3     299.6     280.1   1,226.7
Income taxes.............    82.7      75.8      73.4      68.6     300.5
Income from continuing
 operations..............   255.0     233.5     226.2     211.5     926.2
Income (loss) from
 discontinued operations.    (1.8)      7.2      (1.9)     (7.7)     (4.2)
Net income...............$  253.2  $  240.7  $  224.3  $  203.8  $  922.0

Earnings per common share:*
 Continuing operations...   $1.32     $1.21     $1.18     $1.13     $4.84
 Discontinued operations.    (.01)      .04      (.01)     (.04)     (.02)
Total....................   $1.31     $1.25     $1.17     $1.09     $4.82

* Presented on a pre-stock split basis.

Earnings per common share:**
 Continuing operations...   $ .66     $ .61     $ .59     $ .56     $2.42
 Discontinued operations.    (.01)      .02        -       (.02)     (.01)
Total....................   $ .65     $ .63     $ .59     $ .54     $2.41


** Restated for 2-for-1 stock split declared April 4, 1995, distributed
   June 9, 1995.







SCHERING-PLOUGH CORPORATI  ON AND SUBSIDIARIES
1993 STATEMENT OF CONSOLI     DATED INCOME
(RESTATED AND UNAUDITED)
(Dollars in millions, except per share figures)





Sales.......................................   $4,229.1
Costs and expenses:
 Cost of sales..............................      862.4
 Selling, general and administrative........    1,698.5
 Research and development...................      567.3
 Other expense, net.........................       27.8
                                                3,156.0
Income before income taxes...................   1,073.1
Income taxes.................................     257.5
Income from continuing  operations...........     815.6
Income from discontinued operations .........       9.4
Income before cumulative effect of
 accounting change...........................     825.0
Cumulative effect of accounting change.......     (94.2)
Net income...................................  $  730.8

Earnings per common share:*
 Continuing operations.......................  $   4.18
 Discontinued operations.....................       .05
 Cumulative effect of accounting change......      (.48)
Total........................................  $   3.75

* Presented on a pre-stock split basis.

Earnings per common share:**
 Continuing operations.......................  $   2.09
 Discontinued operations.....................       .02
 Cumulative effect of accounting change......      (.24)
Total........................................  $   1.87

** Restated for 2-for-1 stock split declared April 4, 1995, distributed June 9, 1995.



Item 7. Financial Statements and Exhibits




Exhibit 99 - Copy of the Company's June 29, 1995 press release.















                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Schering-Plough Corporation
                                             (Registrant)

Date    June 30, 1995                  By/s/ Thomas H. Kelly
                                             Thomas H. Kelly
                                             Vice President
                                             and Controller